
EXHIBIT 99.2

Stock and Warrant Purchase Agreement











                         DREXLER TECHNOLOGY CORPORATION

                      STOCK AND WARRANT PURCHASE AGREEMENT










                                December 23, 2003









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                                                  TABLE OF CONTENTS

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
1.   Purchase and Sale of Stock and Warrants......................................................................1
         1.1      Sale and Issuance of Common Stock...............................................................1
         1.2      Sale and Issuance of Investor Option............................................................1
         1.3      Sale and Issuance of Warrants...................................................................1
         1.4      Closing.........................................................................................2

2.   Representations and Warranties of the Company................................................................2
         2.1      Corporate Existence.............................................................................2
         2.2      Authorization and Power; No Contravention.......................................................2
         2.3      Governmental Authorization; Third Party Consents................................................3
         2.4      Binding Effect..................................................................................3
         2.5      Litigation......................................................................................3
         2.6      Compliance with Laws............................................................................3
         2.7      Capitalization..................................................................................4
         2.8      No Default or Breach; Contractual Obligations...................................................4
         2.9      Reports; Financial Statements...................................................................5
         2.10     Taxes...........................................................................................5
         2.11     No Material Adverse Change; Ordinary Course of Business.........................................5
         2.12     Private Offering................................................................................6
         2.13     Intellectual Property...........................................................................6
         2.14     Potential Conflicts of Interest.................................................................6
         2.15     Broker's, Finder's or Similar Fees..............................................................6
         2.16     Insurance.......................................................................................6
         2.17     NASDAQ Compliance...............................................................................6
         2.18     Listing.........................................................................................6
         2.19     No Manipulation of Stock........................................................................7
         2.20     Company not an "Investment Company".............................................................7

3.   Representations and Warranties of the Investors..............................................................7
         3.1      Authorization...................................................................................7
         3.2      Purchase Entirely for Own Account...............................................................7
         3.3      Reliance Upon Investor's Representations........................................................7
         3.4      Receipt of Information..........................................................................8
         3.5      Investment Experience...........................................................................8
         3.6      Accredited Investor.............................................................................8
         3.7      Restricted Securities...........................................................................8
         3.8      Prospectus Delivery Requirement.................................................................8
         3.9      Foreign Jurisdictions...........................................................................9
         3.10     Legends.........................................................................................9
         3.11     Broker's, Finder's or Similar Fees.............................................................11
         3.12     No Short Position..............................................................................11

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4.   Registration of the Shares; Compliance with the Securities Act..............................................11
         4.1      Registration Procedures and Expenses...........................................................11
         4.2      Restrictions on Shares Before Registration.....................................................13
         4.3      Transfer of Shares After Registration; Suspension..............................................14
         4.4      Indemnification................................................................................15
         4.5      Termination of Conditions and Obligations......................................................17

5.   Conditions of each Investor's Obligations at Closing........................................................18
         5.1      Representations and Warranties.................................................................18
         5.2      Performance....................................................................................18
         5.3      Compliance Certificate.........................................................................18
         5.4      Qualifications.................................................................................18
         5.5      Opinion of Counsel.............................................................................18

6.   Conditions of the Company's Obligations at Closing..........................................................18
         6.1      Representations and Warranties.................................................................18
         6.2      Qualifications.................................................................................18

7.   Miscellaneous...............................................................................................19
         7.1      Entire Agreement...............................................................................19
         7.2      Survival.......................................................................................19
         7.3      Successors and Assigns.........................................................................19
         7.4      Governing Law..................................................................................19
         7.5      Counterparts...................................................................................19
         7.6      Titles and Subtitles...........................................................................19
         7.7      Notices........................................................................................19
         7.8      Expenses.......................................................................................20
         7.9      Attorneys' Fees................................................................................20
         7.10     Amendments and Waivers.........................................................................20
         7.11     Severability...................................................................................20
         7.12     Rights of the Investor.........................................................................21
         7.13     Conflict of Interest Waiver....................................................................21
         7.14     Press Release/Form 8-K.........................................................................22


Exhibits

Exhibit A         - .......Investor Option Exercise Form
Exhibit B         -........Form of Warrant
Exhibit C         -........Certificate of Subsequent Sale
Exhibit D         -........Form of Opinion of Company's counsel
Exhibit E         -........Schedule of Exceptions

                                                        -ii-

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                         DREXLER TECHNOLOGY CORPORATION

                      STOCK AND WARRANT PURCHASE AGREEMENT


     This Stock and Warrant Purchase Agreement (this "Agreement") is made as of the 23rd day of December, 2003 (the "Effective Date"), by and among Drexler Technology Corporation, a Delaware corporation (the "Company"), and each of the persons listed on the signature pages hereto (each of whom is herein referred to individually as an "Investor" and collectively as the "Investors"). The parties hereto agree as follows:

     1.   PURCHASE AND SALE OF STOCK AND WARRANTS.

     1.1 SALE AND ISSUANCE OF COMMON STOCK. Subject to the terms and conditions of this Agreement, each Investor severally (and not jointly and severally) agrees at the Closing (as defined below), and the Company agrees to issue and sell to each Investor at the Closing, at a cash price per share equal to the "Purchase Price" that number of shares (the "Shares") of common stock, $.01 par value, of the Company (the "Common Stock") that is equal to the aggregate dollar amount set forth above each Investor's name on the signature pages hereto divided by the Purchase Price. The Purchase Price shall be eighty-five percent (85%) of the average closing sale price of one share of Common Stock on the Nasdaq National Market ("Nasdaq") during the five (5) trading days ending immediately prior to the Effective Date (the "Closing Average").

     1.2 SALE AND ISSUANCE OF INVESTOR OPTION. Subject to the terms and conditions of this Agreement, each Investor severally (and not jointly and severally) shall have the personal and non-transferable option (the "Investor Option") to purchase from the Company, and the Company agrees to issue and sell to each Investor who exercises the Investor Option, that number of shares (the "Option Shares") of Common Stock equal to twenty percent (20%) of the aggregate purchase price paid for the Shares by the Investor divided by one hundred and ten percent (110%) of the Closing Average. The Investor Option shall have an exercise price equal to one hundred and ten percent (110%) of the Closing Average. The Investor Option may be exercised only in full and only once and shall expire nine (9) months following the Closing or earlier upon a merger or sale of the Company or its assets following which stockholders of the Company do not own a majority of the outstanding voting interests. Each Investor exercising the Investor Option shall deliver to the Company an Exercise Form as set forth in the form of EXHIBIT A hereto accompanied by payment in full by wire transfer to the Company's bank account of the Investor Option exercise price. Within five
(5) days of receipt of such Exercise Form and exercise price payment, the Company shall deliver to the Investor exercising such Investor Option a certificate evidencing the number of Option Shares purchased pursuant to the Investor Option.

     1.3 SALE AND ISSUANCE OF WARRANTS. Subject to the terms and conditions of this Agreement, each Investor severally (and not jointly and severally) agrees to purchase at the Closing, and the Company agrees to issue and sell to each Investor at the Closing a five-year warrant to purchase that number of shares of Common Stock equal to twenty percent (20%) of the number of Shares purchased by such Investor with an exercise price equal to one hundred

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fifteen percent (115%) of the Closing Average (the "Warrant"), substantially in the form attached hereto as EXHIBIT B.

     1.4 CLOSING. The purchase and sale of the Shares, Investor Option, and Warrants (the "Closing") shall occur no later than December 24, 2003, at a place and time to be specified by the Company and Morgan Keegan & Co., Inc. (the "Placement Agent"), and of which the Investors will be notified in not less than one (1) business day in advance by the Placement Agent. At the Closing, after receipt of payment therefor, the Company shall arrange delivery to each Investor of a stock certificate representing the number of Shares purchased by such Investor, and a Warrant, each registered in the name of the Investor. The parties acknowledge that the schedule of Investors attached hereto as SCHEDULE A is a preliminary schedule of investors. As soon as practicable after the Closing, the Company shall deliver to each Investor a completed Schedule A, listing each Investor, the number of Shares, and the aggregate dollar amount paid for the Shares.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor that, except as disclosed in all reports, registration statements and other filings, together with any amendments thereto, filed by the Company with the Securities and Exchange Commission (the "Commission" or the "SEC") since June 30, 2003 (collectively, the "SEC Reports"), the Company's press releases since June 30, 2003, and the Schedule of Exceptions attached hereto as EXHIBIT E, specifically identifying the relevant subparagraph, which exceptions shall be deemed to be representations and warranties as if made hereunder:

     2.1 CORPORATE EXISTENCE. The Company, and each of the corporations or other entities of which the Company holds a majority of the voting power of the outstanding voting equity securities or a majority of the economic equity interest of such corporation or entity (collectively, the "Subsidiaries") (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged; and (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the condition of the Company.

     2.2 AUTHORIZATION AND POWER; NO CONTRAVENTION. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Company's certificate of incorporation, as amended (the "Certificate of Incorporation") or the Company's by-laws, as amended and restated (the "By-Laws"); (c) do not violate, conflict with or result in any breach, default or contravention of (or with due notice or lapse of time or both would result in any breach, default or contravention of), or the creation of any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or otherwise) or preference, priority, right or other security interest or preferential arrangement (a "Lien") under, any provision of any agreement, undertaking, contract, indenture, mortgage, deed of trust, or other instrument to which the

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Company is a party or by which its property is bound (a "Contractual
Obligation") of the Company or any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise (a "Requirement of Law") applicable to the Company except such violations or conflicts that would not reasonably be expected to have a material adverse effect on the condition of the Company; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature (individually, "Order" and collectively, "Orders") of the government of any nation, state, city, locality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, (a "Governmental Authority") against, or binding upon, the Company or any of its Subsidiaries.

     2.3 GOVERNMENTAL AUTHORIZATION; THIRD PARTY CONSENTS. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other individual, firm, corporation, partnership, trust, association, joint venture, limited liability company, or other entity of any kind (a "Person"), and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Shares and Warrants) by, or enforcement against, the Company of this Agreement and the transactions contemplated hereby and thereby.

     2.4 BINDING EFFECT. This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws of general application affecting the enforcement of creditors' rights generally,
(b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.

     2.5 LITIGATION. There are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations (collectively, "Claims") pending or, to the actual knowledge of the Company's executive officers (the "Knowledge") of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries that seeks damages in an amount which is material to the Company's operations, other than ordinary routine litigation incidental to the business of the Company nor is the Company aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, Claims pending or, to the Company's Knowledge, threatened or any basis therefor known by the Company involving the prior employment of any employee of the Company or any of its Subsidiaries, their use in connection with the business of the Company or any of its Subsidiaries of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. No Order has been issued by any court or other Governmental Authority against the Company or any of its Subsidiaries purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

     2.6 COMPLIANCE WITH LAWS. The Company and each of its Subsidiaries is in compliance in all material respects with all Requirements of Law and all Orders issued by any court or

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Governmental Authority against the Company in all respects. To the Company's
Knowledge, there are no Requirements of Law which could reasonably be expected to prohibit or restrict the Company or any of its Subsidiaries from, or otherwise materially adversely effect the Company or any of its Subsidiaries in, conducting its business in any jurisdiction in which it now conducts its business.

     2.7  CAPITALIZATION.

     (a) The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock, of which 10,567,355 shares (the "Issued Stock") were issued and outstanding as of November 10, 2003, and 10,000,000 shares of preferred stock, none of which were issued or outstanding as of November 10, 2003. As of November 10, 2003, 2,278,602 shares of Common Stock were reserved for issuance under the Company's Stock Option Plan, as amended, less any options exercised subsequent to March 31, 2003. As of November 10, 2003, 84,461 shares of Common Stock were reserved for issuance under the Company's Employee Stock Purchase Plan, as amended, less any shares purchased subsequent to March 31, 2003. The Issued Stock represents all of the issued and outstanding shares of capital stock of the Company and all shares of Issued Stock have been duly authorized and validly issued and are fully paid and nonassessable. All of the shares of Issued Stock and other securities of the Company have been offered, issued and sold by the Company in compliance in all material respects with the Securities Act of 1933 ("the Securities Act") and applicable state securities laws. There are no contracts or other agreements relating to the issuance, sale or transfer of Issued Stock or any equity or other securities of the Company other than pursuant to the Stock Option Plan and Employee Stock Purchase Plan, both as amended, and the Shares, Investor Option, and Warrants issuable pursuant to this Agreement.

     (b) The Shares, Investor Option, and Warrants are duly authorized, and the Shares, Option Shares, and shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") when issued and delivered to the Investors after payment therefor, will be validly issued, fully paid and non-assessable, and assuming the accuracy of the representations and warranties of the Investors set forth in Section 3 of this Agreement, will be issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws and will be free and clear of all other Liens. None of the issued and outstanding shares of Common Stock were issued in violation of any preemptive rights.

     2.8 NO DEFAULT OR BREACH; CONTRACTUAL OBLIGATIONS. All of the Contractual Obligations to which the Company or any of its Subsidiaries is a party, whether written or oral, which are required by the Securities Exchange Act of 1934 (the "Exchange Act") to be disclosed in the SEC Reports (collectively, "Material Contractual Obligations") are valid, subsisting, in full force and effect and binding upon the Company or its Subsidiary, as the case may be, and, to the Company's Knowledge, the other parties thereto, and the Company or its Subsidiary, as the case may be, has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder, except for such amounts as are being contested by the Company in good faith or would not have a Material Adverse Change. Neither the Company nor any of its Subsidiaries has received notice of a default and is not in default under, or with respect to, any Material Contractual Obligation nor, to the Company's Knowledge, does any condition exist that with notice or lapse of time or both would constitute a

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default thereunder. To the Company's Knowledge, no other party to any such
Contractual Obligation is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default by such other party thereunder.

     2.9 REPORTS; FINANCIAL STATEMENTS(a) As of the respective dates of their filing with the Commission, the SEC Reports, complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, except as disclosed in the SEC Reports. Except as disclosed in the SEC Reports, the SEC Reports did not at the time they were filed with the Commission, or will not at the time they are filed with the Commission, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company is currently eligible to register the resale of the Shares, the Option Shares, and the Warrant Shares on a registration statement on Form S-3 under the Securities Act.

     (b) Except as disclosed in the SEC Reports, the consolidated financial statements (including, in each case, any related schedules or notes thereto) contained in or incorporated by reference in the SEC Reports and any such reports, registration statements and other filings to be filed by the Company with the SEC prior to the Closing (the "Financial Statements") (i) have been or will be prepared in accordance with the published rules and regulations of the Commission and GAAP consistently applied during the periods involved (except as may be indicated in the notes thereto) and (ii) fairly present or will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations, statements of stockholders' equity and cash flows for the periods indicated, except that any unaudited interim financial statements were or will be subject to normal and recurring year-end adjustments and may omit footnote disclosure as permitted by regulations of the SEC.

     2.10 TAXES. Except for matters which are not reasonably expected to have a Material Adverse Change, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and to the Company's Knowledge, no tax deficiency has been asserted as threatened against the Company.

     2.11 NO MATERIAL ADVERSE CHANGE; ORDINARY COURSE OF BUSINESS. Since September 30, 2003, except as disclosed in or incorporated by reference in the SEC Reports, (a) there has not been any material adverse change, in the condition of the Company, (b) neither the Company nor any of its Subsidiaries has participated in any transaction material to the condition of the Company, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders except out of the earnings of the Company or its Subsidiary, as the case may be, (c) neither the Company nor any of its Subsidiaries has entered into any Material Contractual Obligation, other than in the ordinary course of business, (d) there has not occurred a material change in the accounting principles or practice of the Company or any of its Subsidiaries except as required by reason of a change in GAAP, and (e) there has not been any issuance of Company capital stock, or warrants, options or other rights to purchase Company capital stock, except for (a) options granted and shares issued under the Company Stock Option

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Plan and Employee Stock Purchase Plan, and (2) the Shares, the Investor Option,
the Option Shares, the Warrants and the Warrant Shares.

     2.12 PRIVATE OFFERING. The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer to sale of the Shares or Warrants as contemplated by this Agreement within the provision of Section 5 of the Securities Act.

     2.13 INTELLECTUAL PROPERTY. Except as specifically disclosed in the SEC Reports (i) each of the Company and its Subsidiaries owns or possesses sufficient rights to use all material patents, patent rights, trademarks, copyrights, licenses, inventions, trade secrets, trade names and know-how (collectively, "Intellectual Property") described or referred to in the SEC Reports as owned or possessed by it or that are necessary for the conduct of its business as now conducted or as proposed to be conducted as described in the SEC Reports except where the failure to currently own or possess would not have a material adverse effect, and (ii) to the Company's Knowledge, neither the Company nor any of its Subsidiaries of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a material adverse effect.

     2.14 POTENTIAL CONFLICTS OF INTEREST. Except as disclosed in the SEC Reports, no transaction has occurred between or among the Company or any of its affiliates, officers or director or any affiliate or affiliates of any such officer or director that with the passage of time will be required to be disclosed pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     2.15 BROKER'S, FINDER'S OR SIMILAR FEES. Except for fees payable to the Placement Agents, there are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company or any of its Subsidiaries or any action taken by any such Person.

     2.16 INSURANCE. The Company maintains insurance of the types, against such losses and in amounts and with such insurers as are customary in the Company's industry and otherwise reasonably prudent, including, but not limited to, insurance covering all real property owned and leased by the Company against theft, damage, destruction, and other risks customarily insured by similarly situated companies.

     2.17 NASDAQ COMPLIANCE. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on Nasdaq, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from Nasdaq, nor has the Company received any notification that the SEC or the National Association of Securities Dealers, Inc. (the "NASD") is currently contemplating terminating such registration or listing.

     2.18 LISTING. The Company shall comply with all requirements of the NASD with respect to the issuance of the Shares, the Investor Option, the Option Shares, the Warrant and the Warrant Shares, and the listing of the Shares, Option Shares, and Warrant Shares on Nasdaq.

     2.19 NO MANIPULATION OF STOCK. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, the Option Shares, or the Warrant Shares.

     2.20 COMPANY NOT AN "INVESTMENT COMPANY". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and immediately after receipt of payment for the Shares and the Warrant will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

     2.21 DISCLOSURE. The Company confirms that to its Knowledge neither the Company nor the Placement Agent has provided any of the Investors or their agents or counsel with any information that constitutes material non-public information concerning the Company. The Company understands and confirms that the Investors shall be relying on the foregoing representations in effecting transactions in securities of the Company.

     3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor hereby represents and warrants to the Company that, solely as to such Investor:

     3.1 AUTHORIZATION. The Investor has all requisite corporate power and authority to enter into this Agreement and that this Agreement constitutes a legal, valid and binding obligation of the Investor, except (a) as limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and or similar laws of general application affecting the enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (c) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.

     3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Shares, the Investor Option, and Warrants to be purchased by the Investor, and the Option Shares and Warrant Shares which the Investor may purchase upon exercise of, respectively, the Investor Option and the Warrants (collectively the "Securities"), will be acquired for investment for the Investor's own account, and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor is not a party to any contract, undertaking, agreement or arrangement with any person, including any of its affiliates, to sell, transfer or otherwise dispose of any of the Securities.

     3.3 RELIANCE UPON INVESTOR'S REPRESENTATIONS. Each Investor understands that the issuance and sale of the Securities to it will not be registered under the Securities Act on the ground that such issuance and sale will be exempt from registration under the Securities Act pursuant to section 4(2) thereof, and that the Company's reliance on such exemption is based on each Investor's representations set forth herein. Each Investor realizes that the basis for the exemption may not be present if, notwithstanding such representations, any Investor has in mind merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Such Investor has no such present intention.

     3.4 RECEIPT OF INFORMATION. The Investors have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance and sale of the Shares and Warrants and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investor to rely thereon. No person other than the Company has been authorized to give any representation not contained in this Agreement in connection with the offering and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. The Investor understands that nothing in the SEC Reports, this Agreement or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

     3.5 INVESTMENT EXPERIENCE. The Investor is experienced in evaluating and investing in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Securities.

     3.6 ACCREDITED INVESTOR. The Investor is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, for the reason indicated on the signature page of this Agreement.

     3.7 RESTRICTED SECURITIES. The Investor understands that the Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the Securities Act, the Securities must be held indefinitely. In particular, the Investors are aware that the Securities may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company.

     3.8 PROSPECTUS DELIVERY REQUIREMENT. The Investor hereby covenants with the Company not to make any sale of the Securities without complying with the provisions of this Agreement and without causing the prospectus delivery requirement under the Securities Act to be satisfied (whether by delivery of the Prospectus or pursuant to and in compliance with an exemption from such requirement) and the Investor acknowledges that the certificates evidencing the Securities will be imprinted with a legend that prohibits their transfer except in accordance therewith. The Investor acknowledges that there may occasionally be times when the Company determines that it must suspend the use of the Prospectus forming a part of the Registration Statement, as set forth in Section 4.3.

     3.9 FOREIGN JURISDICTIONS. The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company that would permit an offering of the Securities or possession or distribution of offering materials in connection with the issue of the Securities in any jurisdiction outside the United States where legal action by the Company for that purpose is required. Each Investor outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Securities or has in its possession or distributes any offering material, in all cases at its own expense.

     3.10 LEGENDS(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than (i) pursuant to an effective registration statement, (ii) pursuant to Rule 144, conditioned on the seller providing reasonable assurance of compliance with Rule 144, (iii) to the Company, (iv) to an "Affiliate" (as defined in SEC Rule 405) of an Investor, conditioned on the Affiliate being an accredited investor who agrees in writing to comply with the transfer restrictions imposed by this Agreement, or (v) in connection with a pledge as contemplated in Section 3.10(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of an Investor under this Agreement..

          (b) The Investors agree to the imprinting, so long as is required by this Section 3.10(b), of a legend on any of the Securities in the following form and agree to abide by the transfer restrictions imposed by such legend:

     THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER BONA FIDE LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

     Notwithstanding the forgoing, neither the Investor Option nor the Warrant shall bear the last sentence of such legend.

          (c) The Company acknowledges and agrees that an Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or, in connection with a bona fide loan, grant a security interest in some or all of the Shares, Option Shares, and Warrant Shares to a financial institution that is an "accredited investor" as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Investor may transfer such pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Investor's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of such Securities may reasonably request in connection with a pledge or transfer of such Securities, including, if the Securities are subject to registration pursuant to Section 4 below, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

          Certificates evidencing the Shares, Option Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 3.10(b)), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Shares, Option Shares or Warrant Shares pursuant to Rule 144, or (iii) if such Shares, Option Shares or Warrant Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly after the effective date of the Registration Statement if required by the Company's transfer agent to effect the removal of the legend hereunder. If all or any portion of an Option or a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Option Shares or the Warrant Shares, such Option Shares and/or Warrant Shares shall be issued free of all legends. The Company agrees that at such time as such legend is no longer required under this Section 3.10(c)(ii),
(iii), or (iv), it will, no later than five (5) Trading Days following the delivery by an Investor to (1) the Company of (I) a copy of (A) a Form 144, (B) broker letter establishing compliance with the manner of sale requirements of Rule 144, and (C) seller's representation letter establishing eligibility of the seller to use Rule 144, or (II) letter from seller evidencing compliance with Rule 144(k) or (III) of an opinion letter of counsel to the seller reasonably satisfactory to the Company as to why such legend is not required, as the case may be, and (2) the Company's transfer agent of a certificate representing Shares, Option Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such date, the "LEGEND REMOVAL DATE"), deliver or cause to be delivered to such Investor a certificate representing such securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. The Investor concurrently will send a facsimile to the Company's counsel of the documentation provided to the Company.

          (d) In addition to such Investor's other available remedies, the Company shall pay to an Investor, in cash, as liquidated damages and not as a penalty, for each $1,000 of Shares, Option Shares or Warrant Shares (based on the Closing Price of the Common Stock on the first date the certificate representing such Securities and the documentation specified in Section 4.1(c) are submitted to the Company and its transfer agent) subject to Section 4.1(c)(i) or (ii), $10 per Trading Day (increasing to $20 per Trading Day five
(5) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered, up to an aggregate of $500 provided that the Investor shall provide notice to the Company by facsimile of the commencement of such liquidated damages. Nothing herein shall limit such Investor's right to pursue actual damages for the Company's failure to deliver certificates representing any Securities as required by this Agreement or the Warrant, and such Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

          (e) The Investors have requested that the Company effect the removal (the "Removal") of the legend on the certificates representing the Shares, Option Shares, and Warrant Shares once the registration statement covering them has become effective based upon their express representations that they will transfer such Securities only in transactions which are covered by such registration, meaning, for example, that unless SEC Rule 144(k) is available they will effect only transactions which are in compliance with the plan of distribution in the registration statement, they will comply with the prospectus delivery requirements of the Act in connection with such transactions, and they will not effect such transactions after they have been notified that the registration statement is suspended as provided under Sections 4.3 (b) and (c) unless they have been notified by the Company that such suspension has ceased. The Company is willing to effect the Removal only upon the Investors' express agreement to extend the Section 4.4 indemnification to cover any claim based upon the Removal.

     3.11 BROKER'S, FINDER'S OR SIMILAR FEES. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Investor in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Investor or any action taken by any such person.

     3.12 NO SHORT POSITION. Neither the Investor nor any Affiliate of the Investor has a short or hedge position in Company Stock except that no representation is made as to the holdings of Knight Trading Group, Inc., Elliott Associates LP, or Elliott International LP..

     4.   REGISTRATION OF THE SHARES; COMPLIANCE WITH THE SECURITIES ACT.

     4.1 REGISTRATION PROCEDURES AND EXPENSES. The Company hereby agrees that it shall:

     (a) subject to receipt of necessary information from the Investors, prepare and file with the SEC on or before the date that is thirty (30) days after the Closing a registration statement on

Form S-3 (the "Registration Statement") to enable the resale of the Shares, the Option Shares, and the Warrant Shares by the Investors and use reasonable best efforts to respond to comments from the SEC within ten (10) calendar days of receipt and use reasonable best efforts to cause such Registration Statement to be declared effective no later than ninety (90) days after Closing, or, if earlier, within five (5) trading days after the Company receives notice (oral or written) from the SEC that the SEC either will not review the Registration Statement or has no further comments on the Registration Statement. The Company shall keep the Registration Statement continuously effective until the earlier of (i) such time as all Shares, Option Shares and Warrant Shares purchased by the Investors pursuant to this Agreement have been sold thereunder or (ii) all Shares, Option Shares and Warrant Shares may be sold pursuant to Rule 144(k) (the "Registration Period"). If: (i) a Registration Statement is not filed on or prior to the required filing date, or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five (5) trading days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or is not subject to further review, subject to extension for up to 15 additional trading days upon an opinion of counsel that it is advisable to delay effectiveness due to pending corporate developments, public filings with the SEC or similar events , or (iii) prior to the date when such Registration Statement is first declared effective by the Commission, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within fifteen (15) calendar days after the receipt of comments by or notice from the Commission that such amendment is required in order for a Registration Statement to be declared effective, or (iv) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission on or before the 90th day after the Closing, or (v) after a Registration Statement is first declared effective by the Commission, it ceases for any reason to remain continuously effective as to all registrable securities for which it is required to be effective, or the Investors are not permitted to utilize the Prospectus therein to resell such registrable securities, for in any such case fifteen (15) consecutive trading days but no more than an aggregate of twenty (20) trading days during any twelve (12)-month period (which need not be consecutive trading days)(any such failure or breach being referred to as an "EVENT," and for purposes of clause (i) or (iv) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five (5) Trading Day period is exceeded, or for purposes of clause (iii) the date which such fifteen (15) calendar days is exceeded, or for purposes of clause (v) the date on which such fifteen (15)- or twenty (20)-day period, as applicable, is exceeded being referred to as "EVENT DATE"), then in addition to any other rights the Investors may have hereunder or under applicable law: (x) on the first month anniversary of such Event Date the Company shall pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to one-half percent (0.5%) of the aggregate purchase price paid by such Investor pursuant to this Agreement for any Shares, Option Shares, or Warrant Shares which can not be sold in any three (3)-month period under Rule 144 then held by such Investor; and (y) on each subsequent monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Investor an amount in cash, as partial liquidated damages and not as a penalty, one percent (1.0%) of the aggregate purchase price paid by such Investor pursuant to this Agreement for such Shares, Option Shares, or Warrant Shares which can not be sold in any three (3)-month period under Rule 144 then held by such Investor up to an aggregate of fifteen percent (15%) of such aggregate purchase price. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven (7) days after the date payable, the Company will pay interest thereon at a rate of fifteen percent (15%) per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Investor, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event.

     (b) prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the end of the Registration Period;

     (c) notify Investors promptly upon the effectiveness of the Registration Statement and furnish to the Investors with respect to the shares of Common Stock registered under the Registration Statement such reasonable number of copies of the Registration Statement, prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares, Option Shares, or Warrant Shares by the Investor;

     (d) file documents required of the Company for normal blue sky clearance in states specified in writing by the Investor, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

     (e) use its reasonable best efforts to cause the Shares, Option Shares, and Warrant Shares to be listed on the Nasdaq in connection with the filing of the Registration Statement under Section 4.1(a);

     (f) bear all expenses in connection with the procedures in paragraph (a) through (e) of this Section 4.1 and the registration of the Shares, the Option Shares, and the Warrant Shares pursuant to the Registration Statement other than fees and expenses, if any, of counsel or other advisers to the Investors or underwriting discounts, brokerage fees and commissions incurred by the Investors, if any.

     (g) provide that all Shares, Option Shares, and Warrant Shares covered by the Registration Statement will be listed on Nasdaq or other securities market on which the Company's Common Stock is then listed or traded.

     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 4.1 that each Investor shall furnish to the Company such information regarding itself, the shares of Common Stock to be sold by the Investor, and the intended method of disposition of such securities as shall be required to effect the registration of the Shares, the Option Shares, and the Warrant Shares. The Company and each Holder agrees that the form of "Plan of Distribution" attached hereto as SCHEDULE B shall be satisfactory.

     4.2 RESTRICTIONS ON SHARES BEFORE REGISTRATION. Until such time as the registration statement covering the Shares, Option Shares, and Warrant Shares has been declared effective, the Investors agree that each Investor shall not margin, sell against the box, or otherwise commit to sell any of the Securities or take a short position or otherwise hedge in the Common Stock except to the extent necessary to offset a long position, taking into account the Shares together with the Warrant Shares and Option Shares then issued or underlying the then Investor Option and Warrants.

     4.3  TRANSFER OF SHARES AFTER REGISTRATION; SUSPENSION(a) Subject to
Section 4.5, the Investors agree that they will not offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right (each, a "Disposition") with respect to the Securities that would constitute a sale within the meaning of the Securities Act except pursuant to the Registration Statement referred to in Section 4.1, or pursuant to an exemption from registration under the Securities Act, if available, and that they will promptly notify the Company of any changes in the information set forth in the Registration Statement after it is prepared regarding the Investor or its plan of distribution.

     (b) In addition to any suspension rights under paragraph (c) below, the Company may, upon the happening of any event, that, in the good faith judgment of Company's board of directors upon the opinion of counsel, renders it advisable to suspend use of the prospectus for no more than sixty (60) days in the aggregate in any twelve (12) month period of time due to pending corporate developments, public filings with the SEC or similar events, subject to the payment of partial liquidated damages as set forth in Section 4.1, suspend use of the prospectus on written notice to each Investor, in which case each Investor shall discontinue disposition of Shares, Option Shares, or Warrant Shares covered by the Registration Statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Investors or until the Investors are advised in writing by the Company that the use of the applicable prospectus may be resumed.

     (c) Subject to paragraph (d) below, in the event of: (i) any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related prospectus or for additional information,
(ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares, the Option Shares, or the Warrant Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, (iv) any event or circumstance which necessitates the making of any changes in the Registration Statement or prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then the Company shall deliver a certificate in writing to the Investors (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investors will refrain from selling any Shares, Option Shares, or Warrant Shares pursuant to the Registration Statement (a "Suspension") until the Investors' receipt of copies of a supplemented or amended prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the prospectus so suspended to be resumed as soon as possible within twenty (20) business days after delivery of a Suspension Notice to the Investors. In addition to and without limiting any other remedies (including without limitation at law or equity), available to the Investors, the Investors shall be entitled to partial liquidated damages as set forth in Section 4.1 and specific performance in the event the Company fails to comply with the provisions of this Section 4.2(c).

     (d) Provided that a Suspension is not then in effect, the Investors may sell Shares, Option Shares, or Warrant Shares under the Registration Statement, provided that the selling Investor arranges for delivery of a current prospectus to the transferee of such Shares, Option Shares, or Warrant Shares.

     (e) In the event of a sale of Shares, Option Shares, or Warrant Shares by an Investor, such Investor must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as EXHIBIT C, so that ownership of the Shares, Option Shares, or Warrant Shares may be properly transferred.

     (f) For so long as the Company will have a class of securities registered under Section 12(b) or Section 12(g) of the Exchange Act, the Company covenants that it will file, on a timely basis, any reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder and keep all such reports and public information current to the extent required by Rule 144 under the Securities Act until all Shares, Option Shares and Warrant Shares have been sold or may be sold pursuant to Rule 144(k).

     (g) Notwithstanding the foregoing, the Company may at any time subsequent to two (2) years after the Closing notify the Investors that they may exercise the Warrants via cashless exercise in which case the Company may without penalty suspend or cancel use of or withdraw the Registration Statement.

     4.4 INDEMNIFICATION. For the purpose of this Section 4.3 only, (i) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 4.1(a); and (ii) the term "untrue statement" shall include any untrue statement or any omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (a) The Company agrees to indemnify and hold harmless each Investor (and each person, if any, who controls such Investor within the meaning of section 15 of the Securities Act) from and against any losses, claims, fines, sanctions, damages or liabilities to which such Investor (or such person, if any, who controls such Investor within the meaning of section 15 of the Securities Act) may become subject (under the Securities Act or otherwise) insofar as such losses, claims, fines, sanctions, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Investor (and each person, if any, who controls such Investor within the meaning of section 15 of the Securities Act) for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor specifically for use in preparation of the Registration Statement, any breach of
Section 3.8, the Removal, or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor.

     (b) Each Investor agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) and each other Investor from and against any losses, claims, fines, sanctions, damages or liabilities to which the Company (or any such officer, director or controlling person) or other Investor may become subject (under the Securities Act or otherwise), insofar as such losses, claims, fines, sanctions, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon any breach of
Section 3.8, the Removal, or any statement or omission in any prospectus that is corrected in any subsequent prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with information furnished by or on behalf of the indemnifying Investor in writing specifically for use in preparation of the Registration Statement, and the indemnifying Investor will reimburse the Company (or such officer, director or controlling person) or other Investor, as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; providing further that, the Investor's obligations to indemnify under this subsection (b) other than when such obligations arise out of or are based upon the Removal shall be limited to the amount received by the Investor from the sale of the Investor's Shares hereunder.

     (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 4.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 4.4 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this Section 4.4. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for in this Section 4.4 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investors on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Investors agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Investors were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Investor shall be required to contribute any amount in excess of the amount by which the gross amount received by the Investor from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Investors' obligations in this subsection to contribute are several in proportion to their sales of Shares to which such loss relates and not joint.

     4.5 TERMINATION OF CONDITIONS AND OBLIGATIONS. The conditions precedent imposed by Section 4 upon the transferability of the Shares, the Option Shares, and the Warrrant Shares shall cease and terminate as to any particular number of the shares of Common Stock when such shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such shares or at such time as an opinion of counsel or other evidence reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

     5. CONDITIONS OF EACH INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of each Investor under subparagraph 1.1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

     5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

     5.2 PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with on or before the Closing.

     5.3 COMPLIANCE CERTIFICATE. An Executive Officer of the Company shall have delivered to the Investor at the Closing a certificate certifying that the conditions specified in Sections 5.1, 5.2 and 5.4 have been fulfilled.

     5.4 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing. The Company shall have obtained all necessary blue sky permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the Warrants.

     5.5 OPINION OF COUNSEL. Investors shall have received the opinion of Pillsbury Winthrop LLP, counsel to the Company, in substantially the form of EXHIBIT D, attached hereto.

     6. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Investor under this Agreement, including the issuance of the Shares, are subject to the fulfillment (or waiver) on or before the Closing of each of the following conditions by the Investor:

     6.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of such Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

     6.2 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     7. MISCELLANEOUS. Entire Agreement. This Agreement and the documents referred to herein and all Schedules and Exhibits thereto constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

     7.1 SURVIVAL . The parties agree that, regardless of any investigation made by the parties, the warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement (including, without limitation, the provisions of Section 4) shall survive the execution and delivery of this Agreement and the Closing.

     7.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     7.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without giving effect to the principles of conflicts of law.

     7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

     7.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     7.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed given and effective when delivered personally, by telex or telecopier, or by overnight express at the following addresses or to such other address as such party may designate by written notice to the other party in accordance with the provisions of this Section:

If to the Company:                    Drexler Technology Corporation
                                      1077 Independence Avenue
                                      Mountain View, CA  94043
                                      Attention:  Steven G. Larson, CFO
                                      Fax:  (650) 967-6524

With a copy to:                       Pillsbury Winthrop LLP
                                      2475 Hanover Street
                                      Palo Alto, CA 94304
                                      Attention:  Stephen M. Wurzburg
                                      Fax:  (650) 233-4545

If to an Investor:                    See the signature pages hereto




     7.7 EXPENSES. Each party will bear its own expenses related to this Agreement and the transactions contemplated therein.

     7.8 ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

     7.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

     7.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     7.11 RIGHTS OF THE INVESTOR(a) . Each Investor shall have the absolute right to exercise or refrain from exercising any right or rights that such holder may have by reason of this Agreement or any Shares, Investor Option,, or Warrants, including without limitation the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Investor shall not incur any liability to any other Investor with respect to exercising or refraining from exercising any such right or rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the Warrants, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or of the Subsidiaries which may have made or given by any other Investor or by any agent or employee of any other Investor, and, as between the Investors, no Investor or any of its agents or employees shall have any liability to any Investor relating to or arising from any such information, materials, statements or opinions.

     Each Investor was introduced to the Company by the Placement Agent which has acted solely as agent for the Company and not for any Investor. Each Investor has been represented by its own separate legal counsel in their review and negotiation of this Agreement. For reasons of administrative convenience only, this Agreement has been reviewed by counsel for one of the Investors. Such counsel does not represent all of the Investors but only such Investor and the other Investors have retained their own individual counsel with respect to the transactions contemplated hereby. The Company has elected to provide all Investors with the same terms and Agreement for the convenience of the Company and not because it was required or requested to do so by the Investors. The Company acknowledges that such procedure with respect to the Agreement in no way creates a presumption that the Investors are in any way acting in concert or as a group with respect to the Agreement or the transactions contemplated hereby or thereby.

     7.12 CONFLICT OF INTEREST WAIVER. Each party to this Agreement acknowledges that Pillsbury Winthrop LLP ("PW"), counsel for the Company, may have in the past and may continue in the future to perform legal services for certain of the Investors in matters unrelated to the transactions described in this Agreement, including the representation of such Investors in formation of other companies, venture capital financings, and other matters. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (b) acknowledges that PW represented the Company in the transaction contemplated by this Agreement and has not represented any individual Investor or any individual stockholder or employee of the Company in connection with such transaction, and (c) gives its informed consent to PW's representation of certain of the Investors in such unrelated matters and to PW's representation of the Company in connection with this Agreement and the transactions contemplated hereby and in other matters.

     7.13 PRESS RELEASE/FORM 8-K. The Company agrees to issue a press release prior to the opening of the stock market on the first business day after the Closing and to file a Form 8-K with the SEC prior to the closing of the stock market on the first business day after the Closing, each describing the critical features of the sale of the Shares, Investor Option, and Warrants under this Agreement.



                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          DREXLER TECHNOLOGY CORPORATION



                                          By
                                            ------------------------------------
                                                    Richard M. Haddock
                                                         Co-CEO



                       INVESTOR SIGNATURE PAGES TO FOLLOW

                                SIGNATURE PAGE TO

                      STOCK AND WARRANT PURCHASE AGREEMENT

                         DATED AS OF DECEMBER ___, 2003

                                  BY AND AMONG

                         DREXLER TECHNOLOGY CORPORATION

                         AND EACH INVESTOR NAMED THEREIN


     The undersigned hereby executes and delivers the Drexler Technology Corporation Stock and Warrant Purchase Agreement (the "Agreement") to which this Signature Page is attached effective as of the date of the Agreement, which Agreement and Signature Page, together with all counterparts of such signature pages of the other Investors named in such Agreement, shall constitute one and the same document in accordance with the terms of such Agreement.

                                   Number of Shares:  _______________


                                   _____________________________________________
                                              Print Name of Investor


                                   By___________________________________________
                                                    Signature


                                   Address:     ________________________________

                                                ________________________________

                                                ________________________________

                                   Taxpayer Identification Number:______________



INVESTOR IS AN "ACCREDITED INVESTOR" BY REASON OF (CHECK ONE):
--------------------------------------------------------------

Investor is an entity with gross assets in excess of $5,000,000.      __________

Investor is an individual with a net worth in excess of $1,000,000    __________

Investor is an individual and an Officer or Director of the Company   __________


                                                     SCHEDULE A

                                                      INVESTORS


                                                                     Number of Shares
                         Investor Name                            Purchased from Company     Investment In Dollars
--------------------------------------------------------------  --------------------------  -----------------------
Deephaven Small Cap Growth Fund LLC                                        156,740               $2,000,002.40
Elliott Associates, L.P.                                                    40,000                 $510,400.00
Elliott International, L.P.                                                 60,000                 $765,600.00
Magellan International Limited Charlotte House                              58,778                 $750,000.00
Yokim Asset Management                                                       7,837                 $100,000.00
SF Capital Partners, Ltd.                                                  156,740               $2,000,002.40
Truk Opportunity Fund, LLC                                                  25,000                 $319,000.00
Truk Opportunity Fund, LLC                                                  15,686                 $200,153.36
SRG Capital                                                                 19,606                 $250,172.56
Colbart Birnet, L.P.                                                        11,756                 $150,000.00
OTAPE Investments                                                            7,837                 $100,000.00
Spectra Capital Management, LLC                                             23,511                 $300,000.00
Vertical Ventures Investments, LLC                                          97,963               $1,250,000.00
WestEnd Convertible Fund, L.P.                                               7,837                 $100,000.00
THP Master Fund, Ltd.                                                       23,511                 $300,000.36
Jon D. Gruber & Linda W. Gruber                                             13,715                 $175,003.40
Gruber & McBaine International                                              13,715                 $175,003.40
Lagunitas Partners, L.P.                                                    50,940                 $649,994.40

TOTAL

                                   SCHEDULE B

                              Plan of Distribution
                              --------------------



PLAN OF DISTRIBUTION

The selling shareholders may offer and sell the shares covered by this prospectus at various times. As used in this prospectus, the term "selling shareholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received from a named selling shareholder as a gift, partnership distribution, or other non-sale-related transfer after the date of this prospectus. The selling shareholders will act independently of CAMD in making decisions with respect to the timing, manner and size of each sale. The shares may be sold by or for the account of the selling shareholders in transactions on the Nasdaq National Market, the over-the-counter market, or otherwise. These sales may be made at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The shares may be sold by means of one or more of the following methods:

     o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

     o ordinary brokerage transactions in which the broker solicits purchasers;

     o in connection with short sales, in which the shares are redelivered to close out short positions;

     o in connection with the loan or pledge of shares registered hereunder to a broker-dealer, and the sale of the shares so loaned or the sale of the shares so pledged upon a default;

     o in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

     o    privately negotiated transactions; or

     o    in a combination of any of the above methods.

If required, we will distribute a supplement to this prospectus to describe material changes in the terms of the offering.

In effecting sales, broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in resales. Broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders or from the purchasers of the shares or from both. This compensation may exceed customary commissions.

The selling shareholders and any broker-dealers, agents or underwriters that participate with the selling shareholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any of those persons, and any profits received on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

The shares to be sold in this offering have been listed on the Nasdaq National Market, subject to official notice of issuance.

We will indemnify the selling shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the stock and warrant purchase agreement and the placement agents' engagement letter, or the selling shareholders will be entitled to contribution. We will be indemnified by the selling shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholders for use in this prospectus, in accordance with the related stock and warrant purchase agreement and the placement agent's engagement letter, or we will be entitled to contribution.

Once sold under this registration statement to which this prospectus relates, the shares of common stock will be freely tradable in the hands of persons other than our affiliates. We do not know whether any selling stockholder will sell any or all of the shares of common stock offered by this prospectus.

The Company has agreed to bear all expenses of registration of the shares other than fees and expenses, if any, of counsel or other advisors to the selling shareholders. Any commissions, discounts, concessions or other fees, if any, payable to broker-dealers in connection with any sale of the shares will be borne by the selling shareholders selling those shares.

                                    EXHIBIT A

                         INVESTOR OPTION EXERCISE FORM


To:  Drexler Technology Corporation


The undersigned is an "Investor" under the December 23, 2003, Stock and Warrant Purchase Agreement (the "Agreement") entered into by and among Drexler Technology Corporation, a Delaware corporation (the "Company"), and the other Investors. All capitalized terms not specifically defined in this Notice of Exercise are as defined in the agreement.


Investor hereby elects to exercise the Investor Option and thereby purchase all but only all of the Option Shares, which are comprised of __________ shares of the Company Common Stock, at $16.51 per share pursuant to the Agreement and in particular Section 1.2. Investor either has already sent, or is concurrently sending, by wire transfer payment in full of the purchase price for the Option Shares.

In exercising the Investor Option, the undersigned hereby reaffirms the representations made in Section 3 of the Agreement and agrees that they apply to the exercise of the Option and Investor's acquisition of the Option Shares. In these regards, for example, the Investor confirms and acknowledges that the Option Shares are being acquired solely for the account of the Investor and not as a nominee for any other party, or for investment, and that the Investor will not offer, sell or otherwise dispose of any of the Option Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

Unless otherwise noted below, Investor confirms that the Option Shares are to be registered in the same name as the Shares were registered and delivered to the same address.


                                           _____________________________________
                                                 Printed Name of Investor


____________________                       By___________________________________
      (Date)                                           (Signature)


                                           _____________________________________
                                            Printed Name and Title of Signatory

                                    EXHIBIT B

                                 FORM OF WARRANT

     THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES. No. W-<<No>>



                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                         DREXLER TECHNOLOGY CORPORATION


         This certifies that, for value received as provided under a Stock and Warrant Purchase Agreement dated December 23, 2003 (the "Purchase Agreement"),
<<Investor>> ("Holder") is entitled, subject to the terms and conditions set forth below, to purchase from Drexler Technology Corporation, a Delaware corporation (the "Company"), in whole or in part, <<Warrants>> fully paid and nonassessable shares (the "Warrant Shares") of $0.01 par value common stock of the Company ("Common Stock"), which is equal to twenty percent (20%) of the number of shares of Common Stock purchased by Holder pursuant to the Purchase Agreement, at the Exercise Price (as defined in Section 2). The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below and all references to "Warrant Shares" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments. The term "Warrant" as used herein shall mean this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

     1. TERM OF WARRANT. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the date hereof and ending at 5:00 p.m., Pacific standard time, on the five (5)-year anniversary of issue, and shall be void thereafter (the "Exercise Period"). This Warrant shall expire prior to the end of Exercise Period if and when it has been exercised in full.

     2. EXERCISE PRICE. The Exercise Price shall be seventeen dollars and twenty-six cents ($17.26), which is equal to the quotient of one hundred fifteen percent (115%) of the per share purchase price of the Company Stock bought by the Holder under the Purchase Agreement divided by eighty-five one hundredths (0.85).

     3. EXERCISE OF WARRANT. This Warrant may be exercised by the Holder only by the surrender of this Warrant to the Company, with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder appearing on the books of the Company) during the Exercise Period, and the delivery of payment to the Company by wire transfer of immediately available funds to a bank account specified by the Company of the Exercise Price for the number of Warrant Shares specified in the Exercise Notice in lawful money of the United States of America.

     The Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Holder as promptly as practicable, and in any event within three (3) business days, thereafter. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Holder shall be deemed to be the record holder of such Warrant Shares. The Company shall pay all expenses, taxes, and other charges payable in connection with the preparation, execution, and delivery of stock certificates pursuant to this Section 3.

     If at any time after one (1) year from the date of issuance of this Warrant there is no effective registration statement registering the resale of the Warrant Shares by the Holder, including without limitation following Company notice pursuant to Section 4.3 of the Purchase Agreement, this Warrant may also be exercised at such time by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

     (A) = the closing bid price on the trading day immediately preceding the date of such election;

     (B) = the Exercise Price of the Warrants, as adjusted; and

     (X) = the number of Warrant Shares issuable upon exercise of the Warrants in accordance with the terms of this Warrant.

     Notwithstanding the foregoing, the Warrant may not be exercised via "cashless exercise" if the registration statement has been suspended pursuant to
Section 4.3 of the Purchase Agreement for no more than sixty (60) days in the aggregate in any twelve (12)-month period.

     4. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the

Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

     5. REPLACEMENT OF WARRANT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

     6. RIGHTS OF SHAREHOLDER. Subject to Sections 9 and 11 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance of assets, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

     7.   TRANSFER OF WARRANT.

     7.1 WARRANT REGISTER. The Company will maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

     7.2 WARRANT AGENT. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(A) above, issuing the Warrant Shares or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

     7.3 TRANSFERABILITY AND NONNEGOTIABILITY OF WARRANT. This Warrant may be transferred to "affiliates" of the Holder, as defined in Rule 405, as promulgated by the Securities and Exchange Commission (the "SEC") and, with the prior written consent of the Company, to other persons, provided that such transferee agrees to be bound by the other restrictions on transfer applicable to the Warrant Shares. Notwithstanding the foregoing, this Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). However, no investment representation letter or opinion of counsel shall be required for any transfer of this Warrant (or any portion thereof) or any shares of Common Stock issued upon exercise hereof in compliance with Rule 144(k) and no opinion of counsel shall be required for any transfer of this Warrant (or any portion thereof) in compliance with Rule 144A; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 7(C). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act"), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

     7.4 EXCHANGE OF WARRANT UPON A TRANSFER. On surrender of this Warrant for transfer, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers and contained in this Section 7, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise hereof.

     7.5  COMPLIANCE WITH SECURITIES LAWS.

     (a) The Holder of this Warrant, by acceptance hereof, represents that it is an "accredited investor" within the meaning of Rule 501 of Regulation D of the Securities Act of 1933, as amended, as presently in effect.

     (b) The Holder acknowledges that this Warrant is being, and the Warrant Shares would be, acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares except under circumstances that will not result in a violation of the Act or any applicable state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares are being acquired solely for the Holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

     (c) Subject to the provisions of Section 3.10 of the Purchase Agreement pursuant to which this Warrant was issued, this Warrant and Warrant Shares shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE

PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER BONA FIDE LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

     Notwithstanding the forgoing, the Warrant shall not bear the last sentence of such legend but shall instead bear the following as a last sentence:

"COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES."

     The Company agrees to remove promptly, upon the request of the holder of this Warrant or the Warrant Shares, the legend set forth in Section 7(E)(iii) above from the documents/certificates for such securities upon full compliance with this Agreement and either Rule 144(k) or after a sale in the public market in compliance with Rule 144.

     8. RESERVATION OF STOCK. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares and, from time to time, will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of Common Stock for the issuance of the Warrant Shares. The Company further covenants that all Warrant Shares, upon exercise of this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

     9.   NOTICES.

     9.1  In case:

     (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

     (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

     (c) of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or
(B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed no later than the time similar notice is mailed to the holders of Company Common Stock.

     9.2 All such notices, advices and communications as required by the terms of this Warrant shall be made and be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of next day courier service such as Federal Express, one (1) business day after it is delivered to the courier service for U.S. addresses and two (2) business days for foreign addresses, and (iii) in the case of mailing by certified mail, on the third (3rd) business day following the date of such mailing if sent to a U.S. address and on the tenth (10th) business day following the date of such mailing if sent to an address outside the U.S.

     10. AMENDMENTS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company or the Holder of the Warrant against which enforcement of such change, waiver, discharge or termination is sought.

     11. ADJUSTMENTS. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

     11.1 RECLASSIFICATION, ETC. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, by reorganization or reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reorganization or reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 11.

     11.2 SPLIT, SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, then (i) in the case of a split or subdivision, the Exercise Price for such securities shall be proportionately decreased and the securities issuable upon exercise of this Warrant shall be proportionately increased, and
(ii) in the case of a combination, the Exercise Price for such securities shall be proportionately increased and the securities issuable upon exercise of this Warrant shall be proportionately decreased.

     11.3 ADJUSTMENTS FOR DISTRIBUTIONS IN STOCK OR OTHER SECURITIES OR PROPERTY. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible Shareholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend or otherwise, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 11.

     11.4 MERGERS, CONSOLIDATION, OR ASSET SALE. If any merger or consolidation of the Company with or into another corporation, or the sale of substantially all of its assets to another corporation, shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive common stock, other securities, or assets with respect to or in exchange for shares of Common Stock, then, as a condition to such merger, consolidation, or asset sale, adequate provision shall be made whereby the Holder of Warrants shall thereafter have the right to receive such shares of common stock, other securities, or assets upon the exercise of the Warrant as though the Holder had exercised the Warrant in full immediately prior to such merger, consolidation, or asset sale and received Shares which were thereafter effected by the merger, consolidation, or asset sale and the resulting shares of common stock, other securities, or assets were thereafter held and effected by any subsequent events. Notwithstanding the foregoing, if only cash, assets, and/or promissory notes not convertible into equity are issued in such merger, consolidation, or asset sale, then the Company may cause the Warrants to terminate upon the consummation of such merger, consolidation, or asset sale, provided that the Company has provided the Holder with at least fifteen (15) business days notice of such merger, consolidation, or asset sale.

     11.5 CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment pursuant to this Section 11, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

     11.6 NO IMPAIRMENT. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. An event described above in this subsections A, B, C, and D of this Section 11 for which appropriate adjustment is made or an event described in Section 9A of which the Holder is given timely notice pursuant to Section 9, shall not be deemed under any circumstance to be an impairment of this Warrant.

     12.  MISCELLANEOUS.

     12.1 This Warrant shall be governed by the internal laws of the State of California as applied to agreements entered into in the State of California by and among residents of the State of California, without reference to the conflicts of laws provisions therein.

     12.2 In the event of a dispute with regard to the interpretation of this Warrant, the prevailing party may collect the cost of attorney's fees, litigation expenses or such other expenses as may be incurred in the enforcement of the prevailing party's rights hereunder.

     12.3 This Warrant shall be exercisable as provided for herein, except that in the event that the expiration date of this Warrant shall fall on a Saturday, Sunday and or United States federally recognized Holiday, the expiration date for this Warrant shall be extended to 5:00 p.m. Pacific standard time on the business day following such Saturday, Sunday or recognized Holiday.

     12.4 This Warrant and any document or agreements executed by the parties pursuant to this Warrant constitute the full and complete understanding of the parties hereto with respect to the subject matter hereof and supersede all previous agreements or understandings, written or oral, between the parties with respect thereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     In witness whereof, Drexler Technology Corporation has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated: December   , 2003

                                                COMPANY
                                                -------

                                                DREXLER TECHNOLOGY CORPORATION

                                                By    /s/ Richard M. Haddock
                                                      Richard M. Haddock, Co-CEO

                               NOTICE OF EXERCISE


To:  Drexler Technology Corporation


The undersigned hereby elects to purchase __________ shares of the Common Stock of Drexler Technology Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                        _________________________________
                                     (Name)


                        _________________________________
                                     (Name)


Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:


                        _________________________________
                                     (Name)


_________________________________              _________________________________
            (Date)                                        (Signature)

                                 ASSIGNMENT FORM


     FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee                      Address                   Number of Shares



and does hereby irrevocably constitute and appoint Attorney ____________________ to make such transfer on the books of Drexler Technology Corporation, maintained for the purpose, with full power of substitution in the premises.

If the Assignee is an "affiliate", as defined in Rule 405, promulgated by the SEC, please explain the basis for such determination: __________________________

______________________________________________________________________________.

     The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

     Dated: _______________.



                                         _________________________________
                                               Signature of Holder

                                    EXHIBIT C

                         DREXLER TECHNOLOGY CORPORATION
                         CERTIFICATE OF SUBSEQUENT SALE

Chief Financial Officer
Drexler Technology Corporation
(650) 967-6524

     RE: Sale of Shares of Common Stock of Drexler Technology Corporation (the "Company") pursuant to the Company's Prospectus dated __________, 2004 (the "Prospectus")

Dear Sir/Madam:

     The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Stockholders in the Prospectus, that the undersigned has sold the Shares pursuant to the Prospectus and in a manner described under the caption "Plan of Distribution" in the Prospectus and that such sale complies with all applicable securities laws, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

     Selling Stockholder (the beneficial owner):________________________________

     Record Holder (e.g., if held in name of nominee):__________________________

     Restricted Stock Certificate No.(s):_______________________________________

     Number of Shares Sold:_____________________________________________________

     Date of Sale:______________________________________________________________

     In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, you should place a stop transfer on your records with regard to such certificate.

                                          Very truly yours,

                                          By_________________________________

                                          Print Name____________________________

                                          Title_________________________________

Dated:_________________________________

cc:   Pillsbury Winthrop LLP
      Attn:  Stephen M. Wurzburg
      (650) 233-4545

                                    EXHIBIT D

                       FORM OF OPINION OF COMPANY COUNSEL

                             PILLSBURY WINTHROP LLP
                               2475 Hanover Street
                               Palo Alto, CA 94304

December __, 2003



To the Investors Named
on Schedule A to the
Stock and Warrant Purchase Agreement
Referred to Below:

     Re:  Drexler Technology Corporation Stock and Warrant Purchase Agreement

Ladies and Gentlemen:

     We have acted as counsel for Drexler Technology Corporation, a Delaware corporation (the "Company"), in connection with the Stock and Warrant Purchase Agreement dated as of December 23, 2003 (the "Agreement"), by and between the Company and each of you. This letter is provided to you in satisfaction of the requirements set forth in Section 5.5 of the Agreement. The Agreement provides, among other things, for the sale and purchase of shares (the "Shares") of the Company's common stock, $0.01 par value (the "Common Stock"), an option for each Investor (the "Investor Option") to purchase shares of Common Stock (the "Option Shares"), and warrants (the "Warrants") to purchase shares of Common Stock (the "Warrant Shares"). Terms not otherwise defined herein have the meanings given them in the Agreement.

     In connection with the foregoing, we have examined the Agreement and its exhibits, including the form of Warrant, records of proceedings of the directors and stockholders of the Company, the Certificate of Incorporation, the Bylaws of the Company, certificates of officers of the Company and public officials, and such other documentation as we have deemed necessary or advisable in order to render the opinions expressed herein.

     Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth below, it is our opinion that:

     1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware and has the requisite corporate power to own its property and assets and to conduct its business as it is currently being conducted.

     2. The Company has all requisite corporate power and authority to execute and deliver the Agreement and to perform its obligations under the terms of such Agreement. The Agreement has been duly and validly authorized, executed and delivered by the Company and constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except insofar as indemnification and contribution provisions contained therein may be limited by applicable law or the application of principles of public policy.

     3. The execution and delivery by the Company of the Agreement and the performance by the Company of its obligations thereunder and the issuance of the Shares, Investor Option, and Warrants pursuant to the Agreement do not violate the Company's Certificate of Incorporation or Bylaws, and do not (i) violate or contravene any governmental statute, rule or regulation applicable to the Company that in our experience is generally applicable to transactions of the type contemplated by the Agreement (without our having made any investigation concerning the applicability of any other statue, rule or regulation) or (ii) violate or contravene any order, writ, judgment, injunction, decree, determination or award known to us that has been entered against the Company.

     4. We are not aware of any action, suit, proceeding or investigation pending against the Company before any court or administrative agency, or that the Company has received any written threat thereof, that questions the validity of the Agreement.

     5. No approval, authorization or other action by any federal or state governmental authority or filing (other than filings solely for information purposes or to obtain action that is not the subject of governmental discretion) with any such authority that has not been obtained or accomplished is required in connection with the execution, delivery and performance by the Company of the Agreement.

     6. The Shares and Warrants have been duly authorized and, the Shares, Option Shares, and Warrant Shares, upon issuance and delivery against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable.

     7. Based in part upon your representations in Section 3 of the Agreement, the offer and sale of the Shares, Investor Option, and Warrants pursuant to the terms of the Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and the offer and sale of the Securities pursuant to the terms of the Agreement are exempt from the qualification requirements of the California Corporate Securities Law of 1968, as amended.

     The foregoing opinion is subject to such matters as are set forth in the Agreement and the following assumptions, qualifications, limitations and exceptions:

          (a) We have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or telecopied originals, the legal capacity of all natural persons, and as to documents executed by entities other than the Company, that each such entity has complied with any applicable requirement to file tax returns and pay taxes under California and Delaware franchise tax laws and had the power to enter into and perform its obligations under such documents, and that such documents have been duly authorized, executed and delivered by, and are binding upon and enforceable against such entities. We have also assumed that the representations and warranties made by the Company in the Agreement are true and correct as to matters of fact and that the representations and warranties made by each of you in the Agreement are true and correct.

          (b) This opinion is limited in all respects to matters governed by the laws of the States of California and Delaware and the federal laws of the United States, and we express no opinion concerning the laws or regulations of any other jurisdiction or jurisdictions. We express no opinion as to federal or state antifraud or antitrust laws or regulations or, except as expressly provided in paragraph 7 above, to the securities or blue sky law of any jurisdiction. We express no opinion in clause (i) of Paragraph 3 as to ordinances and regulations of counties and political subdivisions thereof.

          (c) We assume that you know of no agreements, understandings or negotiations between the parties not set forth in the Agreement that would modify the terms or rights and obligations of the parties thereunder.

          (d)   Our opinion in paragraph 2 above is subject to and limited by
     (i) the effect of applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, whether considered in a proceeding in equity or at law, (iii) the effect of applicable court decisions, invoking statutes or principles of equity, which have held that certain covenants and provisions of agreements are unenforceable where the breach of such covenants or provisions imposes restrictions or burdens upon a party thereto, and it cannot be demonstrated that the enforcement of such restrictions or burdens is reasonably necessary for the protection of the other party, or the enforcement of such covenants or provisions under the circumstances would violate the covenant of good faith and fair dealing implied under applicable law, and (iv) the effect of California Civil Code Section 1698 and of statutes and rules of law that cannot be waived prospectively by an obligor.

          (e) Whenever a statement herein is qualified by "to our knowledge," "known to us," "we are not aware," or similar phrase, it indicates that in the course of our representation of the Company no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of the attorneys in this firm who have rendered legal services in connection with this transaction. We have not made any independent investigation to determine the accuracy of such statement, except as expressly described herein. No inference as to our knowledge of any matters bearing on the accuracy of such statement should be drawn from the fact of our representation of the Company in other matters in which such attorneys are not involved.

     This opinion is rendered solely for your use and benefit in connection with the transaction described above. This opinion may not be used or relied upon by you for any other purpose, or furnished to, quoted to or relied upon by any other person or entity for any purpose, without our prior written consent.

Very truly yours,

                                    EXHIBIT E

                             SCHEDULE OF EXCEPTIONS



                                      None

             First Amendment to Stock and Warrant Purchase Agreement

INTRODUCTION

This First Amendment to Stock and Warrant Purchase Agreement (this "Amendment") is entered into effective December 24, 2003, by and between Drexler Technology Corporation, a Delaware corporation (the "Company"), and those persons who were parties as "Investors" to that Stock and Warrant Purchase Agreement (the "Agreement") between the "Company" and such "Investors" made as of December 23, 2003. All capitalized terms not specifically defined in this Amendment are as defined in the Agreement.

BACKGROUND

A. The Agreement, in Section 1.4, provided for the "Closing" to be not later than December 24, 2003.

B. While the Company has received signature pages from various Investors who have severally committed in the aggregate to purchase in excess of $10 million worth of Shares, it now appears that the Company will not receive funds from all these Investors on December 24, 2003.

C. The Company and the Investors wish to amend the Agreement to provide for multiple Closings as and when the Company receives funds, with the first Closing to occur on December 24, 2003, if the Company receives funds on December 24, 2003, and the last Closing to occur not later than December 29, 2003.

AGREEMENT

     Based upon the facts and premises in the above BACKGROUND, the Company and Investors hereby agree as follows:

1. MULTIPLE CLOSINGS. The first sentence of Section 1.4 to the Agreement is replaced with the following:

"The purchase and sale of the Shares, Investor Option, and Warrants (the "Closing") as to each Investor shall occur no later than December 29, 2003, at a place and time to be specified by the Company and Morgan Keegan & Co., Inc. (the "Placement Agent") and of which such participating Investor will be notified in not less than one (1) business day in advance by the Placement Agent. At each Closing, after receipt of payment therefor, the Company shall arrange delivery to each participating Investor of a stock certificate representing the number of Shares purchased by such Investor, and a Warrant, each registered in the name of the Investor. The parties acknowledge that the schedule of Investors attached hereto as SCHEDULE A is a preliminary schedule of investors. As soon as practicable after the last Closing, the Company shall deliver to each Investor a completed Schedule A, listing by Closing each Investor purchasing Shares at that Closing, the number of Shares purchased, and the aggregate dollar amount paid for the Shares.

2. PUBLIC ANNOUNCEMENT. In Sections 4.1(a), 4.3(g), and 7.14, the word "initial" is inserted immediately prior to the word "Closing" each time it occurs and the following sentence is added at the end of Section 7.14: "Prior to market opening on December 30, 2003, the Company shall publicly announce the total amount of funding as to which Closings have occurred and prior to the end of such date, the Company shall file an 8-K with the SEC containing such announcement."

3. GENERAL. This Amendment, which is governed by California law, constitutes the entire agreement of the parties concerning its subject matter, superseding all prior oral and written understandings concerning its subject matter. The Agreement remains in full force and effect as amended by this Amendment. This Amendment may be executed in counterpart and by facsimile.

AUTHORIZED SIGNATURES

Drexler Technology Corporation

                                             ___________________________________
By___________________________                     Printed Name of Investor
   Richard M. Haddock, Co-CEO




                                             By_________________________________
                                                          Signature



                                             ___________________________________
                                             Printed Name and Title of Signatory



                       Dated Effective: December 24, 2003




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